OAK HILL CAPITAL PARTNERS III, L.P.

By: OHCP GenPar III, L.P., its General Partner

By: OHCP MGP Partners III, L.P., its General Partner

By: OHCP MGP III, LTD., its General Partner

By:  /s/ John R. Monsky                              10/31/2011
John R. Monsky                  Date
Vice President

OAK HILL CAPITAL MANAGEMENT PARTNERS III, L.P.

By: OHCP GenPar III, L.P., its General Partner

By: OHCP MGP Partners III, L.P., its General Partner

By: OHCP MGP III, LTD., its General Partner

By:  /s/ John R. Monsky                             10/31/2011
John R. Monsky                  Date
Vice President

OHCP GENPAR III, L.P.

By: OHCP MGP Partners III, L.P., its General Partner

By: OHCP MGP III, LTD., its General Partner

By:  /s/ John R. Monsky                              10/31/2011
John R. Monsky                  Date
Vice President

OHCP MGP PARTNERS III, L.P.

By: OHCP MGP III, LTD., its General Partner

By:  /s/ John R. Monsky                              10/31/2011
John R. Monsky                  Date
Vice President